EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, the Chief Executive Officer of Campbell & Company, Inc. as managing operator, of The Campbell Fund Trust, certify that (i) the Form 10K for the year ended December 31, 2009 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10K for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

THE CAMPBELL FUND TRUST
By:	Campbell & Company, Inc., managing operator

By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer March 31, 2010

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